SCHEDULE A
                                  FEE SCHEDULE
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                          ADVISORS' INNER CIRCLE FUNDS

CUSTODY ADMINISTRATIVE FEES:

  .40  basis points on average daily market value


TRANSACTION FEES:

$4.00 per transaction through Depository Trust Company.

$10.00 per transaction through Federal Reserve.

$30.00 per transaction for GIC contracts / Physical Securities.

$15.00 per option contract.

$4.00 per paydown on mortgage backed securities.

$5.50 per Fed wire charge on Repurchase Agreement collateral in / out.

$5.50 per incoming wire transfers.

$7.50 per outgoing wire transfers.

$5.50 per dividend reinvestment.

$8.00 per futures contracts.




   WACHOVIA BANK, NATIONAL ASSOCIATION         ADVISORS' INNER CIRCLE FUNDS

   By: ________________________                By: _________________________
            Ellen C. Krause
   Title: _______________________              Title: ________________________
   Date: _______________________               Date: ________________________